ACTIVE 713210195v2 THIS COMPOSITE ARTICLES OF INCORPORATION OF CELSIUS HOLDINGS, INC. (THE “CORPORATION”) REFLECTS THE PROVISIONS OF THE CORPORATION’S ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO FILED WITH THE NEVADA SECRETARY OF STATE THEREAFTER ON OR PRIOR TO MAY 28, 2025, BUT IS NOT AN AMENDMENT AND/OR RESTATEMENT THEREOF. COMPOSITE ARTICLES OF INCORPORATION I, the undersigned being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes, the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true: ARTICLE I NAME The name of the corporation is Celsius Holdings, Inc. ARTICLE II PRINCIPAL OFFICE Section 2.01 Resident Agent. The name and address of its resident agent for service process is Resident Agents of Nevada, Inc. 711 S. Carson, Suite 4, Carson City, Nevada 89701. Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada. ARTICLE III PURPOSE The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada. ARTICLE IV SHARES OF STOCK Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is: a. 400,000,000 shares of common stock with a par value of $0.001 per share; and b. 2,500,000 shares of preferred stock with a par value of $0.001 per share. The Common Stock and Preferred Stock may be issued from time to without action by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

ACTIVE 713210195v2 Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its discretion, may determine from time to time. Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors of the corporation shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular. ARTICLE V TERMS OF SERIES A PREFERRED STOCK Section 5.01. Definitions. For the purposes hereof, the following terms shall have the following meanings: “10-Day VWAP” per share of Common Stock, measured as of any date of determination, shall mean the arithmetic average of the VWAP per share of Common Stock for each of the ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding such date of determination. “Accrued Dividend Amount” shall have the meaning set forth in Section 5.03(c). “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144 under the Securities Act; provided, however, the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder or any of its Affiliates. “Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation (as amended from time to time). “Automatic Conversion” shall have the meaning set forth in Section 5.06(b)(i). “Automatic Conversion Date” shall mean the date an Automatic Conversion Event occurs. “Automatic Conversion Event” shall have the meaning set forth in Section 5.06(b)(iii). “Board” shall mean the Board of Directors of the Corporation. “Business Day” shall mean any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. “Cash and PIK Dividend” shall have the meaning set forth in Section 5.03(d). “Cash and PIK Dividend Aggregate Cash Amount” shall mean, with respect to any Cash and PIK Dividend authorized and declared by the Board (or any duly authorized committee thereof), the aggregate amount of cash authorized and declared to be paid to the Holders in respect of all issued and outstanding shares of Series A Preferred Stock as of the Record Date for such Cash and PIK Dividend. “Cash and PIK Dividend Cash Settlement Amount” shall mean, with respect to each share of Series A Preferred Stock, an amount equal to the quotient of (A) the Cash and PIK Dividend Aggregate Cash Amount, divided by (B) the aggregate number of shares of Series A Preferred Stock issued and outstanding as of the Record Date for the applicable Cash and PIK Dividend. “Certificate” shall mean the Certificate of Designation for the “Series A Convertible Preferred Stock”.

ACTIVE 713210195v2 “Change of Control” shall mean: (i) a sale or transfer, directly or indirectly, of all or substantially all of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business); (ii) any merger, consolidation or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation’s outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of shares of the Corporation’s capital stock by the holders thereof which results in any Person or group of Affiliated Persons owning capital stock holding more than 50% of the voting power of the Corporation. “Change of Control Notice” shall have the meaning set forth in Section 5.08(d)(ii). “Change of Control Redemption” shall have the meaning set forth in Section 5.08(d)(i). “Change of Control Redemption Date” shall have the meaning set forth in Section 5.08(d)(ii). “Change of Control Redemption Price” shall have the meaning set forth in Section 5.08(d)(i). “Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day. “Common Stock” shall mean the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into. “Conversion Date” shall mean any Automatic Conversion Date or Mandatory Conversion Date, as applicable. “Conversion Notice” shall mean any Automatic Conversion Notice or Mandatory Conversion Notice, as applicable. “Conversion Ratio” for each share of Series A Preferred Stock with respect to any conversion pursuant to Section 5.06, shall mean the quotient of (a) the sum of (x) the Stated Value of such share of Series A Preferred Stock as of the applicable Conversion Date, plus (y) without duplication of all accrued and unpaid Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Dividends per share of Series A Preferred Stock through the applicable Conversion Date; divided by (b) the Conversion Price as of the Conversion Date. “Conversion Price” shall mean $75.00, as adjusted in accordance with the terms and conditions of Section 5.07. “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities, in each case directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options. “Corporation” shall mean Celsius Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada. “Corporation Optional Redemption” shall have the meaning set forth in Section 5.08(a). “Corporation Optional Redemption Notice” shall have the meaning set forth in Section 5.08(a). “Corporation Optional Redemption Right” shall have the meaning set forth in Section 5.08(a). “Corporation Termination Event” shall mean the date upon which the Distribution Agreement is terminated as a result of a valid termination by the Corporation in accordance with the terms of the Distribution Agreement.

ACTIVE 713210195v2 “Distribution Agreement” shall mean that certain Distribution Agreement, effective as of August 1, 2022, by and between the Corporation and the Investor. “Dividend” shall have the meaning set forth in Section 5.03(a). “Dividend Payment Date” shall have the meaning set forth in Section 5.03(b). “Dividend Rate” means, for a Regular Dividend Period for a share of Series A Preferred Stock, 5.00% per annum of the Stated Value of such share as of the Record Date for such dividend, as may be adjusted pursuant to Section 5.08(c)(iv). “Exchange Property” shall have the meaning set forth in Section 5.07(b). “Holder” shall mean any holder of Series A Preferred Stock. “Holder Optional Redemption” shall have the meaning set forth in Section 5.08(b). “Holder Optional Redemption Notice” shall have the meaning set forth in Section 5.08(b). “Holder Optional Redemption Right” shall have the meaning set forth in Section 5.08(b). “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Investor” shall mean the initial purchaser of the Series A Preferred Stock. “Investor Termination Event” shall mean the date upon which the Distribution Agreement is terminated as a result of a valid termination by Investor in accordance with the terms of the Distribution Agreement. “Issuance Date” shall mean August 1, 2022. “Junior Stock” shall have the meaning set forth in Section 5.05(a). “Liquidation Event” shall have the meaning set forth in Section 5.05(b). “Liquidation Preference” shall have the meaning set forth in Section 5.05(b). “Majority Holders” shall have the meaning set forth in Section 5.04(b). “Mandatory Conversion” shall have the meaning set forth in Section 5.06(a)(i). “Mandatory Conversion Date” shall have the meaning set forth in Section 5.06(a)(ii). “Mandatory Conversion Notice” shall have the meaning set forth in Section 5.06(a)(ii). “NRS” shall mean the Nevada Revised Statutes. “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities. “Parity Stock” shall have the meaning set forth in Section 5.05(a). “Participating Dividend” shall have the meaning set forth in Section 5.03(a). “Participating Dividend Payment Date” shall have the meaning set forth in Section 5.03(b).

ACTIVE 713210195v2 “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof. “PIK Dividend” shall have the meaning set forth in Section 5.03(c). “Preferred Stock” shall mean the Corporation’s Preferred Stock, par value $0.001 per share. “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock or shares of Series A Preferred Stock, as applicable, have the right to receive any cash, securities or other property or in which the shares of Common Stock or shares of Series A Preferred Stock (or other applicable security), as applicable, is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a committee thereof, or by statute, contract, this Certificate of Designation or otherwise). “Redemption Date” shall have the meaning set forth in Section 5.08(c)(i). “Redemption Notice” shall have the meaning set forth in Section 5.08(c)(ii). “Redemption Price” shall mean a price per share of Series A Preferred Stock equal to the sum of (i) the Stated Value of such share of Series A Preferred Stock as of the applicable Redemption Date, plus (ii) without duplication of all accrued and unpaid Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Dividends per share of Series A Preferred Stock through such Redemption Date. “Regular Dividend” shall have the meaning set forth in Section 5.03(a). “Regular Dividend Payment Date” shall have the meaning set forth in Section 5.03(b). “Regular Dividend Period” shall have the meaning set forth in Section 5.03(b). “Required Approval” shall have the meaning set forth in Section 5.06(c)(iv). “Redemption Notice” shall have the meaning set forth in Section 5.08(c)(ii). “Related Person” shall have the meaning given to such term in Item 404(a) of Regulation S-K as promulgated under the Securities Act (“Item 404”). “Related Person Transaction” means any transaction for which disclosure is required under the terms of Item 404 involving the Corporation and any Related Person. “Reorganization Event” shall have the meaning set forth in Section 5.07(b)(iii). “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, effective as of August 1, 2022, by and between the Corporation and Investor. “Senior Stock” shall have the meaning set forth in Section 5.05(a). “Series A Preferred Stock” shall have the meaning set forth in Section 5.02(a). “Series A Preferred Stock Register” shall have the meaning set forth in Section 5.02(b).

ACTIVE 713210195v2 “Seventh Anniversary Date” shall mean August 1, 2029. “Share Delivery Date” shall have the meaning set forth in Section 5.06(c)(i). “Sixth Anniversary Date” shall mean August 1, 2028. “Stated Value” shall mean $375.00 per share of Series A Preferred Stock, as shall be increased from time to time for any PIK Dividends. “Subject Action” shall have the meaning set forth in Section 5.09(a). “Subsidiary” shall mean, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the equity entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (i) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. “Tenth Anniversary Date” shall mean August 1, 2032. “Thirteenth Anniversary Date” shall mean August 1, 2035. “Trading Day” shall mean a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded. “Triggering Condition” shall have the meaning set forth in the Distribution Agreement. “VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading VWAP with Bloomberg Definition calculation method (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm selected by the Corporation in good faith). Section 5.02. Designation, Amount and Par Value; Assignment. (a) The series of the Corporation’s preferred stock designated by this Certificate of Designation shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be One Million Four Hundred Sixty-Six Thousand Six Hundred Sixty Six (1,466,666). Each share of Series A Preferred Stock shall have a par value of $0.001 per share. The Series A Preferred Stock may be issued in certificated form or in uncertificated book-entry form at the election of the Holder. To the extent that any shares of Series A Preferred Stock are issued in uncertificated book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares. (b) The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall

ACTIVE 713210195v2 register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the certificates, if any, evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer of certificated shares of Series A Preferred Stock, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder. Section 5.03. Dividends. (a) Each share of Series A Preferred Stock shall be entitled to receive, in the manner set forth in this Section 5.03, (i) cumulative dividends in an amount equal to the Dividend Rate (each such dividend on the Series A Preferred Stock, a “Regular Dividend” and, collectively, the “Regular Dividends”), and (ii) on an as-converted basis, current payments of any dividend or other distribution (other than a distribution upon a Liquidation Event), whether paid in cash, in-kind or in other property (including, for the avoidance of doubt, any securities other than any dividends on shares of Common Stock payable in shares of Common Stock), authorized and declared by the Board on the issued and outstanding shares of Common Stock in an amount determined by assuming that a number of shares of Common Stock equal to the Conversion Ratio in effect on the applicable Record Date for such dividend or distribution (other than a distribution upon a Liquidation Event) were issued to, and held by, the Holder of such share of Series A Preferred Stock on such Record Date (each such dividend on the Series A Preferred Stock pursuant to this clause (ii), a “Participating Dividend” and, collectively, the “Participating Dividends” and, together with the Regular Dividends, the “Dividends”). (b) Regular Dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless any such day is not a Business Day, in which event such Regular Dividends shall be payable on the next succeeding Business Day, without accrual of interest thereon to the actual payment date), commencing on September 30, 2022 (each such payment date, a “Regular Dividend Payment Date,” and the period from, and including, the Issuance Date to, and including, the first Regular Dividend Payment Date and each such quarterly period thereafter from, but excluding, the immediately preceding Regular Dividend Payment Date to, and including, the next occurring Regular Dividend Payment Date, a “Regular Dividend Period”). The amount of Regular Dividends payable in respect of each share of Series A Preferred Stock for any period shall be computed on the basis of a 365-day year and actual days elapsed (i.e., the daily accrual rate shall be determined by dividing the Dividend Rate by 365). Regular Dividends shall be cumulative and shall begin to accrue on a daily basis from the Issuance Date whether or not declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate equal to the applicable Dividend Rate, regardless of whether or not in any Regular Dividend Period there are funds of the Corporation legally available for the payment of such Regular Dividend. The Corporation may, in its sole discretion and notwithstanding anything to the contrary in this Certificate of Designation, settle such Regular Dividend in cash out of funds legally available therefor, in-kind pursuant to the terms and conditions of Section 5.03(c), or a combination of cash and in-kind settlement pursuant to the terms and conditions of Section 5.03(d), and the Corporation shall set aside sufficient funds for the portion of any Regular Dividend to be paid in whole or in part in cash before the Board or any other authorized Person may declare, set apart funds for or pay any dividend on the Junior Stock. Participating Dividends shall be payable as and when paid to the holders of shares of Common Stock (each such date, a “Participating Dividend Payment Date” and, together with a Regular Dividend Payment Date, a “Dividend Payment Date”). (c) With respect to each share of Series A Preferred Stock, any Regular Dividend or portion thereof in respect of such share of Series A Preferred Stock that has accrued during any applicable Regular Dividend Period but is not paid (in whole or in part) in cash on the applicable Regular Dividend Payment Date (the amount of any accrued and unpaid Regular Dividend with respect to any share of Series A Preferred Stock for any Regular Dividend Period, regardless of whether such Regular Dividend is paid in cash or kind, the “Accrued Dividend Amount” with respect to such share of Series A Preferred Stock for such Regular Dividend Period) shall, regardless of whether or not such Regular Dividend is authorized and declared by the Board, or whether the Corporation has assets legally available to make payment thereof, be added to the Stated Value of such share of Series A Preferred Stock immediately following the Close of Business on such Regular Dividend Payment Date. Any such addition of the Accrued Dividend Amount in respect of a share of Series A Preferred Stock to the Stated Value of such share of Series A Preferred Stock pursuant

ACTIVE 713210195v2 to this Section 5.03(c) is referred to herein as a “PIK Dividend.” The Accrued Dividend Amount in respect of any Regular Dividend Period that is not paid (in whole or in part) in cash shall, without duplication of any prior PIK Dividends (if any) only be added to the Stated Value of such share of Series A Preferred Stock once. Regular Dividends with respect to each share of Series A Preferred Stock shall continue, from and after the date of each PIK Dividend, if any, to accrue in an amount per annum equal to the Dividend Rate (as such amount per annum may be adjusted pursuant to the terms and conditions hereof) of the Stated Value of such share of Series A Preferred Stock as of the relevant Record Date. (d) In the event that the Board has elected to effect the settlement of a Regular Dividend payment in part by payment of cash to each Holder of shares of Series A Preferred Stock and in part pursuant to a PIK Dividend (any such Regular Dividend, a “Cash and PIK Dividend”), the Corporation shall, on the applicable Regular Dividend Payment Date and in respect of each share of Series A Preferred Stock, (i) pay to the Holder thereof an amount of cash equal to the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock, and (ii) add to the Stated Value of such share of Series A Preferred Stock an amount equal to (A) the Accrued Dividend Amount with respect to such share of Series A Preferred Stock for the Regular Dividend Period ending on, and including, such Regular Dividend Payment Date, minus (B) the Cash and PIK Dividend Cash Settlement Amount in respect of such share of Series A Preferred Stock. If the Board declares a Cash and PIK Dividend, and any portion of the cash payment of such Cash and PIK Dividend per share of Series A Preferred Stock is not paid pursuant to the terms of this Section 5.03, then such portion shall be added to the Stated Value of such share of Series A Preferred Stock in accordance with the terms of this Section 5.03(d). (e) In the event that the Board has authorized and declared the payment of a Participating Dividend, such Participating Dividend shall be paid in a manner consistent with the payments of dividends on the shares of Common Stock. The Corporation will not declare any dividend or distribution (other than a distribution upon a Liquidation Event) on the Common Stock unless, concurrently therewith, the Corporation declares a corresponding Participating Dividend in accordance with Section 5.03(a). (f) Except as otherwise provided herein, if at any time the Corporation pays, in cash, less than the total amount of Dividends then accrued, but unpaid, with respect to the shares of Series A Preferred Stock, such cash payment shall be distributed pro rata among the Holders thereof based upon the Stated Value of all shares of Series A Preferred Stock held by each such Holder as of the Record Date for such payment. When Dividends are not paid in full upon the Series A Preferred Stock, all dividends on Series A Preferred Stock and any other class or series of Parity Stock shall be paid pro rata so that the amount of dividends on the shares of Series A Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued, but unpaid, Dividends (for the full amount of dividends that would be payable for the most recently completed Regular Dividend Period if dividends were declared in full on non-cumulative Parity Stock) on the Series A Preferred Stock and such other class or series of Parity Stock bear to each other. (g) Within one Business Day of the Record Date for any Regular Dividend, the Corporation will send written notice to each Holder of shares of Series A Preferred Stock stating (i) whether such Regular Dividend will be paid in cash or in kind pursuant to Section 5.03(c), or pursuant to a Cash and PIK Dividend pursuant to Section 5.03(d), and (ii) if such Regular Dividend will be paid, at least in part, in kind pursuant to Section 5.03(c) or pursuant to a Cash and PIK Dividend pursuant to Section 5.03(d), the Stated Value of each share of Series A Preferred Stock immediately before and immediately after the applicable increase. Section 5.04. Voting Rights. (a) Except as otherwise provided herein or as otherwise required by the NRS, the Series A Preferred Stock shall have no voting rights. (b) As long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock (“Majority Holders”): (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to,

ACTIVE 713210195v2 the Articles of Incorporation or the bylaws of the Corporation, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to or other alteration of the Articles of Incorporation (including, without limitation, by way of filing a certificate of amendment or certificate of correction or by way of filing a certificate of designation with respect to any class or series of the Corporation’s capital stock, or any amendment or correction to such certificate of designation) or by merger, consolidation or otherwise; (ii) increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock; (iii) authorize, create, issue or reclassify securities (or securities that are convertible into or exercisable for such securities) that would be Parity Stock or Senior Stock; or (iv) enter into any agreement with respect to any of the foregoing. (c) As long as any share of Series A Preferred Stock remains issued and outstanding, any action required or permitted to be taken by the Holders of shares of Series A Preferred Stock may be effected without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Majority Holders and shall be delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of holders of any other class or series of capital stock of the Corporation are recorded. (d) During such time or times as any Holder of Series A Preferred Stock is entitled to nominate for election a director and such seat is filled (a “Preferred Director”), the Corporation shall not, without approval of the Board (which such approval must include the affirmative approval of such Preferred Director), enter into any Related Person Transaction other than on an arms’ length basis (as determined in the reasonable discretion of the Board). Section 5.05. Rank; Liquidation. (a) The Series A Preferred Stock shall, with respect to dividend rights and rights upon a Liquidation Event, rank: (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (any such junior class, together with the Common Stock, “Junior Stock”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the “Parity Stock”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Stock”). (b) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (but excluding any Change of Control) (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Corporation, subject to the rights of any class or series of Senior Stock and before any distribution or payment shall be made to any holder of any Junior Stock, and subject to Section 5.05(d), each Holder shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (1) the Stated Value of such share of Series A Preferred Stock as of the applicable as of the date of the liquidating payment, plus (2) without duplication of all accrued and unpaid Dividends previously added to the Stated Value of such share of Series A Preferred Stock, all accrued and unpaid Dividends per share of Series A Preferred Stock through the date of the liquidating payment; and (ii) the amount that such Holder would have received had each share of Series A Preferred Stock held by such Holder, as of the commencement of such Liquidation Event, converted into a number of shares of Common Stock equal to the then-applicable Conversion Ratio (such greater amount, the “Liquidation Preference”). (c) No Holder shall (i) be entitled to any payment in respect of its shares of Series A Preferred Stock in the event of any Liquidation Event other than payment of the Liquidation Preference expressly provided for in Section 5.05(b), or (ii) have any further right or claim to any of the Corporation’s remaining assets, including any right or claim to participate in the receipt of any payment on Junior Stock in connection therewith (except as provided in Section 5.05(b)(ii)).

ACTIVE 713210195v2 (d) If, in connection with any liquidating distribution pursuant to Section 5.05(b), the assets of the Corporation or proceeds thereof are not sufficient to pay in full the applicable Liquidation Preference payable on the shares of Series A Preferred Stock and the corresponding liquidating distributions payable on the shares of Parity Stock, if any, then such assets, or the proceeds thereof, shall be paid pro rata in accordance with the full respective aggregate liquidating distributions that would be payable on all such shares if all amounts payable thereon were paid in full. Section 5.06. Conversion. (a) Conversion at the Option of the Corporation. (i) At any time from and after the Seventh Anniversary Date, provided the 10-Day VWAP immediately prior to the date the Corporation delivers a Mandatory Conversion Notice to the Holders exceeds the Conversion Price, the Corporation may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock. In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into the number of shares of Common Stock equal to the Conversion Ratio of such share in effect as of the Mandatory Conversion Date. (ii) If the Corporation elects to effect a Mandatory Conversion, the Corporation shall provide notice thereof to each Holder (such notice, a “Mandatory Conversion Notice”) and the Holder Optional Redemption Right with respect to such shares shall terminate. The Mandatory Conversion Notice shall state: (A) the date selected by the Corporation for the Mandatory Conversion to become effective, which shall be at least 5 Business Days and not more than 15 Business Days after the date on which the Corporation provides the Mandatory Conversion Notice to each such Holder (the “Mandatory Conversion Date”); (B) the applicable Conversion Price and Conversion Ratio as in effect on the date of the Mandatory Conversion Notice; and (C) the number of shares of Common Stock to be issued (and the amount of cash to be paid in lieu of any fractional share) to such Holder upon conversion of the shares of Series A Preferred Stock held by such Holder, calculated in accordance with the Conversion Price and Conversion Ratio referred to in the immediately preceding clause (B). (b) Automatic Conversion. (i) Each share of Series A Preferred Stock shall automatically convert (an “Automatic Conversion”) into shares of Common Stock upon the occurrence of an Automatic Conversion Event and the Holder Optional Redemption Right shall terminate. In the case of an Automatic Conversion, each share of Series A Preferred Stock then outstanding shall be converted into the number of shares of Common Stock equal to the Conversion Ratio of such share in effect as of the Automatic Conversion Date. (ii) If an Automatic Conversion Event occurs, the Corporation shall promptly, and in any event within 10 Business Days of such Automatic Conversion Event, provide notice of such Automatic Conversion to each Holder (such notice, a “Automatic Conversion Notice”). The Automatic Conversion Notice shall state: (A) the Automatic Conversion Date; (B) a description in reasonable detail of the Automatic Conversion Event, with such supporting information as the Holder may reasonably request; (C) the applicable Conversion Price and Conversion Ratio as in effect on the Automatic Conversion Date; and (D) the number of shares of Common Stock to be issued (and the amount of cash to be paid in lieu of any fractional share) to such Holder upon conversion of the shares of Series A Preferred Stock held by such Holder, calculated in accordance with the Conversion Price and Conversion Ratio referred to in the immediately preceding clause (C). (iii) Each of the following shall be an “Automatic Conversion Event” with respect to any share of Series A Preferred Stock: A. Any date from and after the Sixth Anniversary Date on which (x) the Triggering Condition is satisfied in accordance with the Distribution Agreement and (y) the 10-Day VWAP immediately prior to such date exceeds the Conversion Price of such share as of such date; and

ACTIVE 713210195v2 B. Any date from and after the occurrence of a Corporation Termination Event, if the 10- Day VWAP immediately preceding such date exceeds the Conversion Price of such share as of such date. C. Any date from and after the occurrence of an Investor Termination Event, if the 10-Day VWAP immediately preceding such date exceeds the Conversion Price of such share as of such date. (c) Mechanics of Conversion. (i) Record Holder; Delivery. The Holder entitled to receive shares of Common Stock issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such Common Stock as of the Close of Business on the Conversion Date for such conversion. As promptly as practicable on or after the Conversion Date (and in no event later than three Trading Days thereafter) (the “Share Delivery Date”), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares in accordance with Section 5.06(c)(iii)). Such shares of Common Stock shall be issued, at the option of the applicable Holder, in certificated or uncertificated form. Any such certificate or certificates, if applicable, shall be delivered by the Corporation to the appropriate Holder(s) by mailing certificates evidencing the shares to such Holder(s) at their respective addresses as set forth in the applicable conversion notice. Any such uncertificated shares of Common Stock, if applicable, shall be registered in the name and delivered to the Depository Trust Company or other applicable account directed by the applicable Holder. If fewer than all of the certificated shares of Series A Preferred Stock held by any Holder are converted pursuant to this Section 5.06, then a new certificate representing the unconverted certificated shares of Series A Preferred Stock shall be issued to such Holder representing such unconverted certificated shares. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock. (ii) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 5.07) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. (iii) Fractional Shares. Notwithstanding anything herein to the contrary, the Corporation shall not issue any fractional share of Common Stock upon conversion, as applicable, of any share of Series A Preferred Stock. In lieu of fractional shares otherwise issuable, Holders of shares of Series A Preferred Stock will be entitled to receive an amount in cash equal to the product of (i) such fraction of a share of Common Stock, multiplied by (ii) the 10-Day VWAP, measured as of the applicable Conversion Date. The Corporation shall pay such cash to the applicable Holder on the applicable Share Delivery Date. (iv) Regulatory Approvals. Notwithstanding anything herein to the contrary, if any Mandatory Conversion or Automatic Conversion would require any consent, waiver, authorization or order of, or any notice provided to or filing or registration made with, any Governmental Entity (as defined in the Purchase Agreement) or the shareholders of the Corporation (a “Required Approval”), including pursuant to the HSR Act, the Corporation and the Majority Holders shall use reasonable best efforts to obtain such Required Approval as promptly as practical, and such Automatic Conversion or Mandatory Conversion shall not be effected until such Required Approval is obtained. If the Corporation and the Majority Holders determine in good faith that such Required Approval is not reasonably likely to be obtained, the Corporation shall take all action necessary to effect such conversion into Common Stock that is non-voting (but otherwise having identical rights as the existing Common Stock). For avoidance of doubt, the Holders shall retain all rights in respect of their Series A Preferred Stock (including with respect to Dividends) until such Required Approval is obtained.

ACTIVE 713210195v2 (d) Transfer Restriction. With respect to any Mandatory Conversion or Automatic Conversion of Series A Preferred Stock held by Investor, in addition to any transfer restrictions which may otherwise apply to such shares of Common Stock, Investor shall not transfer or otherwise dispose of the shares of Common Stock received by Investor in such Mandatory Conversion or Automatic Conversion for a period of 35 calendar days after the receipt of the Common Stock in the Mandatory Conversion or Automatic Conversion. Section 5.07. Certain Adjustments. (a) Stock Dividends and Stock Splits. (i) If the Corporation at any time after the Issuance Date: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Preferred Stock) with respect to the then-outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be divided by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 5.07(a) shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations under this Section 5.07 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. (ii) Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 5.07, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment. (b) Reorganization Events. In the event of: (i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person; (ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Corporation, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or (iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities; (each of which is referred to as a “Reorganization Event”); then each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, subject to Section 5.08(d), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had each of the shares of Series A Preferred Stock held by such Holder been converted into a number of shares of Common Stock equal to the Conversion Ratio in effect immediately prior the Reorganization Event. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then for the purpose of this Section 5.07(b), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common

ACTIVE 713210195v2 Stock. Notwithstanding anything herein to the contrary, in the event of a Reorganization Event that constitutes a Change of Control, the provisions of Section 5.08(d) shall control. Section 5.08. Redemption. (a) Corporation Optional Redemption. At any time from and after the earlier of (i) the Seventh Anniversary Date, if the 10-Day VWAP does not exceed the Conversion Price on the date immediately prior to the date the Corporation delivers a Corporation Optional Redemption Notice to the Holders, and (ii) the occurrence of a Corporation Termination Event, if the 10-Day VWAP does not exceed the Conversion Price on the date immediately prior to the date the Corporation delivers a Corporation Optional Redemption Notice to the Holders, the Corporation shall have the right (the “Corporation Optional Redemption Right” and, such redemption, a “Corporation Optional Redemption”) upon written notice to the Holders (such written notice, the “Corporation Optional Redemption Notice”) to redeem all (and not less than all) of the then-outstanding shares of Series A Preferred Stock, at the Redemption Price in the manner set forth in Section 5.08(c). (b) Holder Optional Redemption. On each of the Seventh Anniversary Date, the Tenth Anniversary Date and the Thirteenth Anniversary Date, the Majority Holders shall have the right (the “Holder Optional Redemption Right” and, such redemption, a “Holder Optional Redemption”), upon no less than six months prior written notice to the Corporation (such written notice, the “Holder Optional Redemption Notice”), to require the Corporation to redeem all (and not less than all) of the then-outstanding shares of Series A Preferred Stock, at the Redemption Price in the manner set forth in Section 5.08(c). (c) Mechanics of Optional Redemption. (i) In the event of a Corporation Optional Redemption, the Corporation shall effect such redemption by paying the entire Redemption Price on or before the date that is 30 days after the delivery of the Corporation Optional Redemption Notice and by redeeming all of the shares of Series A Preferred Stock on such date. In the event of a Holder Optional Redemption, the Redemption Price shall be payable, and the shares of Series A Preferred Stock redeemed by the Corporation, in three equal installments, commencing on the Seventh Anniversary Date, the Tenth Anniversary Date or the Thirteenth Anniversary Date, as applicable, and in each case on the 15th and 30th month anniversary thereafter. The date any portion of the Redemption Price is paid pursuant hereto shall be referred to as a “Redemption Date”. On each Redemption Date for a Holder Optional Redemption, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each Holder, that number of outstanding shares of Series A Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If, on any Redemption Date, Nevada law governing distributions to stockholders or the terms of any indebtedness of the Corporation to banks and other financial institutions engaged in the business of lending money prevent the Corporation from redeeming all share of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. (ii) Upon receipt of a Holder Optional Redemption Notice or delivery of the Corporation Optional Redemption Notice, the Corporation shall send written notice (the “Redemption Notice”) to each holder of record of Series A Preferred Stock not less than 15 days prior to each Redemption Date. Each Redemption Notice shall state: (A) The number of shares of Series A Preferred Stock held by the Holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (B) the Redemption Date and the Redemption Price; (C) for shares in certificated form, that the Holder is to surrender to the Corporation, in the manner and at the place designated, such certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

ACTIVE 713210195v2 (D) the procedures that Holders must follow in order for their shares of Series A Preferred Stock to be redeemed. On or before the applicable Redemption Date, the Corporation shall deliver to each Holder, by wire transfer of immediately available funds to an account or accounts specified in writing by such Holder, the Redemption Price for the shares being redeemed on such Redemption Date, subject to such Holder having complied with the procedures for surrender specified in the Redemption Notice. In the event that less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate or book entry representing the unredeemed shares of Series A Preferred Stock shall be promptly issued to such Holder. (iii) If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor. (iv) If any shares of Series A Preferred Stock scheduled for redemption on a Redemption Date are not redeemed for any reason on such Redemption Date, (x) from such Redemption Date until the 15-month anniversary of such Redemption Date, the Dividend Rate with respect to such unredeemed share of Series A Preferred Stock shall automatically increase to 8%, (y) from such 15-month anniversary of such Redemption Date until the 30th-month anniversary of such Redemption Date, the Dividend Rate with respect to such unredeemed share of Series A Preferred Stock shall automatically increase to 10% and (z) from and after such 30th-month anniversary of such Redemption Date, the Dividend Rate with respect to any such unredeemed share of Series A Preferred Stock shall automatically increase to 12%, in each case until such share is duly redeemed. (d) Change of Control Redemption. (i) In the event of a transaction resulting in a Change of Control, the Corporation (or its successor) shall redeem (a “Change of Control Redemption”) all (and not less than all) of the then-issued and outstanding shares of Series A Preferred Stock. Upon such redemption, the Corporation will pay or deliver, as applicable, to each Holder in respect of each share of Series A Preferred Stock held by such Holder, an amount equal to the greater of (A) cash in an amount equal to the Redemption Price and (B) the amount of cash and/or other assets (including securities) such Holder would have received had each share of Series A Preferred Stock held by such Holder as of the Close of Business on the Business Day immediately prior to the effective date of such transaction resulting in a Change of Control, converted into a number of shares of Common Stock equal to the then-applicable Conversion Ratio and participated in such transaction resulting in such Change of Control as a holder of shares of Common Stock (such greater amount, the “Change of Control Redemption Price”). No later than the consummation of any transaction resulting in a Change of Control, the Corporation (or its successor) shall deliver or cause to be delivered to each Holder the Change of Control Redemption Price with respect to such Holder’s shares of Series A Preferred Stock. (ii) On or prior to the 10th Business Day prior to the date on which the Corporation anticipates consummating a transaction which would result in a Change of Control (or, if later, promptly after the Corporation shall have discovered that a transaction resulting in a Change of Control has occurred), the Corporation shall send written notice (a “Change of Control Notice”) to the Holders of record of shares of Series A Preferred Stock, which such Change of Control Notice shall include (A) the date on which the transaction that would result in a Change of Control is anticipated to be effected (or, to the extent applicable, the date on which a Schedule TO or other similar schedule, form or report disclosing the occurrence of a Change of Control was filed), (B) a description of the material terms and conditions of such transaction, (C) a statement that all shares of Series A Preferred Stock shall be redeemed by the Corporation (or its successor)

ACTIVE 713210195v2 on a date specified in such Change of Control Notice (the “Change of Control Redemption Date”), which such date must be a Business Day of the Corporation’s choosing that is no later than the date of the consummation of the transaction resulting in such Change of Control, (D) the Change of Control Redemption Price with respect to each share of Series A Preferred Stock, and (E) the procedures that Holders of shares of Series A Preferred Stock must follow in order for their shares of Series A Preferred Stock to be redeemed. The Holder of shares of Series A Preferred Stock subject to any Change of Control Redemption entitled to receive any securities or other assets payable upon such redemption shall be treated for all purposes as the record holder of such securities or assets as of the Close of Business on the Change of Control Redemption Date; provided, however, that such Holder may identify one or more other Persons to receive such securities or assets in connection with any such redemption in a written notice sent to the Corporation no later than three Business Days prior to the Change of Control Redemption Date. (iii) If, in connection with a transaction resulting in a Change of Control, the Corporation or its successor shall not have sufficient funds legally available under the Nevada law governing distributions to stockholders to redeem all outstanding shares of Series A Preferred Stock, then the Corporation shall (A) redeem, pro rata among the Holders, a number of shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock that can be redeemed with the maximum amount legally available for the redemption of such shares of Series A Preferred Stock under the Nevada law governing distributions to stockholders, and (B) redeem all remaining shares of Series A Preferred Stock not redeemed because of the foregoing limitations at the applicable Change of Control Redemption Price as soon as practicable after the Corporation (or its successor) is able to make such redemption out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Corporation (or its successor) to make a redemption payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required redemption when, as and if permitted by applicable law. Section 5.09. Miscellaneous. (a) Notwithstanding anything herein to the contrary, if at any time the payment of any PIK Dividend or a conversion of Series A Preferred Stock (a “Subject Action”) would be prohibited until the Corporation has obtained the approval of the shareholders of the Corporation under the NRS, continued listing rules of Nasdaq or otherwise, the Corporation and the Holder shall not effect such Subject Action until such vote has been duly obtained; provided, however, that nothing herein will affect the compounding of any Dividend that the Corporation does not pay in cash (which compounding will apply even if the Corporation is otherwise prohibited from electing to make any PIK Dividend pursuant to this sentence). In such case, until such time as the requisite shareholder approval has been obtained for the Subject Action, the Corporation covenants that it shall use its reasonable best efforts to obtain such approval at any annual or special meeting of the shareholders entitled to vote on such for the purpose of voting on such Subject Action to be called as soon as reasonably practicable. (b) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Conversion Notice or Redemption Notice, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431, Attn: Chief Financial Officer and General Counsel, email address: jlanghans@celsius.com and msandifer@celsius.com, or such other address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the address or email address of such Holder appearing on the books of the Corporation, or if no such address or email address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email, (ii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. (c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed

ACTIVE 713210195v2 certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe. (d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by the NRS, in which case the written consent of the Holders of not less than such higher percentage shall be required. (e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. (f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof. (h) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall be automatically, and without need for further action by the Board, restored to the status of authorized and unissued shares of Preferred Stock, without designation or classification as to series, until such shares are once more designated or classified as part of a particular series by the Board pursuant to the provisions of the Articles of Incorporation. ARTICLE VI DIRECTORS Section 6.01 Governing Board. The members of the Board of Directors of the corporation shall be styled directors. Section 6.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and addresses of the initial members of the Board of Directors are as follows: NAME ADDRESS Kristian Kostovski Analipseos 30, Apt #25 52236 Panorama, Thessaloniki, Greece These individuals shall serve as directors of the corporation until the first annual meeting of the stockholders or until their successors shall have been elected and qualified.

ACTIVE 713210195v2 Section 6.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation. ARTICLE VII INCORPORATORS The name and address of the sole incorporator is Sandra L. Miller 711 St. Carson, Ste 4, Carson City, Nevada 89701. ARTICLE VIII PERIOD OF DURATION This corporation is to have A PERPETUAL existence. ARTICLE IX DIRECTORS AND OFFICERS’ LIABILITY A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director of officers, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification. ARTICLE X INDEMNITY Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person. ARTICLE XI

ACTIVE 713210195v2 AMENDMENTS Subject at all times to the express provisions of Section 4.03 hereof, which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation. ARTICLE XII POWERS OF DIRECTORS In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation; (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation; (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities; (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and (5) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the Board of Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors. All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. ARTICLE XIII CONTROL SHARE ACQUISITIONS The corporation expressly opts-out of or elects not to be governed by the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793 inclusive all as permitted under NRS 78.378.1. ARTICLE XIV COMBINATIONS WITH INTERESTED STOCKHOLDERS The corporation expressly opts-out of, and elects not to be governed by the “Combinations with Interested Stockholder” provisions contained in NRS Section 78.411 through 78.444, inclusive all as permitted under NRS Section 78.434.